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                                                                    Exhibit 10.1



                               SUBLEASE AGREEMENT

         This SUBLEASE AGREEMENT ("Sublease") is made and entered into as of October 1, 2001 by and between Movado Group, Inc., a New York corporation ("Sublandlord") and National Financial Services LLC,a Delaware limited liability company ("Subtenant").

         WHEREAS, Meadowlands Associates, a New Jersey Limited Partnership as landlord ("Landlord"), and Sublandlord as tenant ("Tenant"), entered into a Lease dated as of October 31, 1986 as modified pursuant to the First Amendment of Lease dated as of May 31, 1994 and the Second Amendment of Lease dated as of December 23, 1998 and the Third Amendment of Lease dated as of February 17, 2000 (collectively known as "Master Lease") whereby Landlord leased 84,854 rentable square feet ("Master Premises") of the building located at 125 Chubb Avenue, Lyndhurst, New Jersey (the "Building"), as more particularly described in the Master Lease, upon the terms and conditions contained therein. All capitalized terms used herein shall have the same meaning ascribed to them in the Master Lease unless otherwise defined herein. A copy of the master Lease is attached as Exhibit "A" and made a part hereof.

         WHEREAS, Sublandlord and Subtenant are desirous of entering into a sublease for a portion of the Master Premises consisting of the 4th Floor of the Building containing 56,629 rentable square feet shown on the demising plan annexed hereto as Exhibit "B" and made a part hereof ("Sublease Premises") on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually covenant and agree as follows:

         1. Demised Premises. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Sublease Premises (which the parties stipulate contain 56,629 rentable square feet), upon and subject to the terms, covenants and conditions hereinafter set forth; provided, however, that notwithstanding the foregoing, Sublandlord shall have the right to keep and maintain all of its existing computer, telephone, security and related equipment in the space shown hatched in black on the demising plan annexed hereto as Exhibit "C" and made a part hereof (the "Computer Room") until November 16, 2001 and to access the Computer Room at such times with such personnel as Sublandlord shall deem necessary from time to time.

         2. Lease Term. The term of this Sublease ("Term") shall be for a term, commencing on the date that Landlord consents to such Sublease ("Sublease Commencement Date") and ending, unless sooner


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terminated as provided herein, on May 31, 2002 ("Sublease Expiration Date");
provided, however, that if Landlord does not give such consent by October 15, 2001, then Subtenant shall have the right, on fifteen (15) days prior written notice to Sublandlord, to terminate this Sublease, except that if Landlord consents to this Sublease before the expiration of fifteen (15) days after the date of such notice of termination by Subtenant then such election to terminate shall be vitiated and of no force or effect Sublandlord confirms that it has vacated the Sublease Premises (except the Computer Room).

         3. Use. The Sublease Premises shall be used and occupied by Subtenant for executive and administrative office use in compliance with the Master Lease and for no other purpose.

         4. Subrental.

         (a) Beginning with the Sublease Commencement Date and thereafter during the Term of this Sublease and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord $56,629.00/month ($12.00/RSF/Annum) in monthly installments of base rent ("Base Rental"). The first monthly installment of Base Rental shall be paid to Sublandlord upon the execution of this Sublease. Base Rental and additional rent (including without limitation, late fees) shall hereinafter be collectively referred to as "Rent".

         (b) If the Sublease Commencement Date is not the first (1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, a prorated installment of monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which the Term commenced or terminated.

         (c) Beginning with the Sublease Commencement Date and continuing to the Sublease Expiration Date, Subtenant shall pay to Sublandlord as additional rent for this subletting all special or after-hours cleaning, heating, ventilating, air-conditioning, elevator and other Building charges incurred at the request of, or on behalf of, Subtenant, or with respect to the Sublease Premises (which in no event will exceed the amount of such costs actually incurred by Sublandlord) and all other additional expenses, costs and charges payable to Landlord in connection with Subtenant's use of the Sublease Premises including, without limitation, charges for electricity used by Subtenant.

         (d) Beginning with the expiration of calendar year 2001 ("Base Year") and thereafter during the Term of this Sublease, Subtenant shall pay to Sublandlord as additional rent for this subletting an amount equal to 20.13% ("Subtenant's Share") of the excess of Building Operating Costs (as set forth in Article 36 of the Master Lease) for the Building for 2002 over the total amount of Building Operating Costs for the Building incurred by Landlord during the Base Year pursuant to the terms and conditions of the Master Lease. Subtenant's Share is a percentage which reflects the ratio of the rentable square feet in the Sublease Premises to the rentable square feet in the Building.

         (e) Beginning with the expiration of the Base Year and thereafter during the Term of this Sublease, Subtenant shall pay to Sublandlord as additional rent for this subletting Subtenant's Share of the excess of Real Estate Taxes (as set forth in Article 36 of the Master Lease) for the Building for 2002 over


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the total amount of Real Estate Taxes for the Building incurred by Landlord during the Base Year pursuant to the terms and conditions of the Master Lease.

(f) Except as otherwise specifically provided in this Sublease, Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each an every month during the Term of this Sublease. All of said Rent is to be paid to Sublandlord at its office at the address set forth in Section 11 herein, or at such other place or to such agent and at such place as Sublandlord may designate by notice to Subtenant. Any additional rent payable (including electric unless paid directly to the utility company) on account of items which are not payable monthly by Sublandlord to Landlord under the Master Lease is to be paid to Sublandlord within fifteen (15) days after the date of a statement delivered to Subtenant setting out such items of additional rent unless a different time for payment is elsewhere state herein. Upon written request therefor, Sublandlord agrees to provide Subtenant with copies of any statements or invoices received by Sublandlord from Landlord pursuant to the terms of the Master Lease.

(g) Subtenant shall pay to Sublandlord an administrative charge at an annual interest rate equal to the prime rate charged by Citibank, N.A. plus two percent (2%) on all amounts of Rent payable hereunder that are not paid within five (5) days after the date when due, such charge to accrue from the date upon which such amount was due until paid.

         5. Incorporation of Terms of Master Lease.

         (a) This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of the Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has the Master Lease and is familiar with the terms and conditions thereof. Subtenant shall have the same right to Allotted Parking under the Master Lease as enjoyed by Sublandlord.

         (b) For the purposes on incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

                  (i) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

                  (ii) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both


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         Landlord and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

                  (iii) Sublandlord shall have no obligation to restore or rebuild any potion of the Sublease Premises after any destruction or taking by eminent domain.

                  (iv) Notwithstanding anything herein or in the Master Lease to the contrary, Subtenant shall have the right to terminate this Sublease on thirty (30) days prior written notice to Sublandlord if more than half of the Sublease Premises is rendered untenantable, inaccessible or unusable by a fire or other casualty and cannot be restored or repaired to substantially the condition existing prior to such fire or other casualty within ninety (90) days after the occurrence thereof.

         (c) The following provisions of the Master Lease are specifically excluded in their entirety: Articles 33, 46, 60, 61 and 62.

         (d) Sublandlord represents that the Master Lease is (and will be on the Sublease Commencement Date) in full force and effect, without modification, and Sublandlord is not in default thereunder, nor is Landlord, and Sublandlord has received no notice of default thereunder which remains uncured.

         6. Subtenant's Obligations. Subtenant covenants and agrees that all obligations of Sublandlord under the Master Lease shall be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease, and Subtenant's obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Subtenant agrees to indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Subtenant's obligations under this Sublease. If Subtenant makes any payment to Sublandlord pursuant to this indemnity, Subtenant shall be subrogated to the rights of Sublandlord concerning said payment. Subtenant shall not do, nor permit to be done, any act of thing which is a default under this Sublease or the Master Lease.

         7. Sublandlord's Obligations.
         (a) Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord under the Master Lease. Subtenant shall look solely to Landlord for all such services and shall not, under any circumstances, seek nor require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord's default under the Master Lease. Any condition resulting from a default by Landlord shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant unless such condition constitutes an eviction, actual or reconstructive, as between Sublandlord and


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Landlord and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease unless such default excuses Sublandlord from the performance or observation of any of its obligations under the Master Lease or entitles Sublandlord to receive any reduction or abatement of Minimum Rent under the Master Lease. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Master Lease. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease and perform all other obligations of Sublandlord under the Master Lease with respect to the balance of the Master Premises outside of the Sublease Premise to the extent that failure to perform the same would adversely affect Subtenant's use of occupancy of the Sublease Premises.

         (b) If Landlord shall fail to observe or perform any of the terms, covenants, conditions or agreements of the Master Lease, Subtenant, at its sole cost and expense, shall be entitled to take or commence such actions as are appropriate to enforce Landlord's observance or performance. Sublandlord agrees to cooperate with Subtenant in the prosecution of said actions provided, however, that Subtenant hereby indemnifies and holds harmless Sublandlord from any claim, liability or expense incurred by or threatened against Sublandlord by reason of any such action by Subtenant (other than liability or expense caused by Sublandlord's actions or omissions).

         8. Default by Subtenant. In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Sublandlord shall have available to it against Subtenant all of the remedies available (a) to Landlord under the Master Lease in the event of a similar default on the part of Sublandlord thereunder or (b) at law.

         9. Quiet Enjoyment. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant's other obligations hereunder, Subtenant shall have the right to peaceably and quietly have, hold and enjoy the Sublease Premises.

         10. Notices. Anything contained in the provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sublease or the Master Lease which, under the terms of this Sublease, is Subtenant's obligation to cure, within the period allowed to Sublandlord under the Master Lease or, if a longer period, within five (5) days after notice from Sublandlord as to any monetary default and within twenty (20) days after notice from Sublandlord as to any other default ; Sublandlord agrees to forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as Tenant under the Master Lease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies


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of any notices received by Subtenant from Landlord or from any governmental authorities, All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received. Notices to Sublandlord shall be sent to the attention of:

         Movado Group, Inc
         650 From Road
         Paramus, NJ 07652
         Attn:  VP Administration
         Copy to:  Legal Department

         Notices to Subtenant shall be sent to the attention of:
         National Financial Services LLC
         c/o Fidelity Corporate Real Estate
         82 Devonshire Street, Mail Zone W2A
         Boston, MA 02109

         11. Broker. Sublandlord and Subtenant represent and warrant to each other that, with the exception of Cushman & Wakefield of New Jersey Inc. and Alexander Summer/Cresa Partners NJ ("Brokers"), no brokers were involved in connection with the negotiation or consummation of this Sublease. Sublandlord agrees to pay a commission of the Brokers pursuant to a separate agreement. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

         12. Condition of Premises. Subtenant acknowledges that it is subleasing the Sublease Premises "as-is" on the date hereof and that Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and that Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant's occupancy. Subtenant acknowledges that it its not authorized to make or do any alterations or improvements in or to the Sublease Premises except as permitted by the provisions of this Sublease and the Master Lease and that it must deliver the Sublease Premises to Sublandlord on the Sublease Expiration Date in the condition required by the Master Lease. Sublandlord will not unreasonably withhold or delay its consent to any alterations or improvements Subtenant desires to make to the Sublease Premises.

         13. Consent of Landlord. Article 48 of the Master Lease required Sublandlord to obtain the written consent of Landlord to this Sublease. Sublandlord shall solicit Landlord's consent to this Sublease promptly following the execution and delivery of this Sublease by Sublandlord and Subtenant. Neither Sublandlord nor Subtenant shall be obligated to incur any cost or expense in


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         obtaining Landlord" consent, Subtenant agrees to execute the attornment agreement in Section 48.5 of the Master Lease if Landlord so requests.

         14. Termination of the Lease. If for any reason the term of the Master Lease shall terminate prior to the Sublease Expiration Date, this Sublease shall automatically be terminated and Sublandlord shall not be liable to Subtenant by reason unless said termination shall have been caused by the default of Sublandlord under the Master Lease, and said Sublandlord default was not as a result of a Subtenant default hereunder.

         15. Assignment and Subletting. Independent of and in addition to any provisions of the Master Lease, including without limitation the obligation to obtain landlord's consent to any assignment, it is understood and agreed that Subtenant shall have no right to sublet the Sublease Premises or any portion thereof or any right or privilege appurtenant thereto; or to assign this Sublease or any interest therein, or to suffer or permit any other person to occupy or use the Sublease Premises.

         16. Limitation of Estate. Subtenant's estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord. In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Landlord of a term of the Master Lease; then Sublandlord's sole obligation in regard to its obligation under this Sublease shall be to use reasonable efforts in diligently pursuing the correction or cure by Landlord of Landlord's breach.

         17. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supercedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, the exhibits and schedules attached hereto contain all of the terms, covenants, conditions warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and included herein. There are no otter representatives or warranties between the parties, with respect to the subject matter hereof except as contained in this Sublease.


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         IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.





       SUBLANDLORD:                SUBTENANT:
       MOVADO GROUP, INC.          NATIONAL FINANCIAL SERVICES LLC
       A New York corporation      A Delaware limited liability company

        By:/s/ Rick Cote           By:/s/ Jeffrey S. Wallace

        Its: Exec. VP/COO          Its:Vice President & Chief Financial Officer


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